Robert O. Sheppard                               Lincoln Financial Group
Corporate Counsel                                Lincoln Life & Annuity
                                                 Company of New York
                                                 120 Madison Street, Suite 1700
                                                 Syracuse, NY 13202-2802

                                                 Telephone:  (315) 428-8420
                                                 Facsimile:  (315) 428-8419


December 19, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Lincoln Life & Annuity Company of New York
     Initial Registration Statement
     Lincoln Life & Annuity Flexible Premium Variable
       Life Account M (the "Account")
       File No. 811-08559, under the Securities Act of 1933, as amended

Dear Sirs:

As Corporate Counsel of Lincoln Life & Annuity Company of New York ("LLANY"), I am familiar with the actions of the Board of Directors of LLANY establishing the Account and its method of operation and authorizing the filing of a Registration Statement under the Securities Act of 1933 (and amendments thereto) for the securities to be issued by the Account and the Investment Company Act of 1940 for the Account itself.

In the course of preparing this opinion, I have reviewed the Charter and the By-Laws of LLANY, the Board actions with respect to the Account, and such other matters as I deemed necessary or appropriate. Based on such review, I am of the opinion that the variable life insurance policies (and interests therein) which are the subject of the Registration Statement under the Securities Act of 1933, as amended, for the Account will, when issued, be legally issued and will represent binding obligations of LLANY, the depositor for the Account.

I further consent to the use of this opinion as an Exhibit to this initial Registration Statement and to the reference to me under the heading "Experts" in said Registration Statement.

Very truly yours,

/s/ Robert O. Sheppard
----------------------
    Robert O. Sheppard